Exhibit 99.1

CoBiz Financial Announces Second Quarter 2010 Results

Operating fundamentals continue to improve

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.5 billion in assets, announced a net loss of $3.8 million for the second quarter of 2010, as compared to a net loss of $15.8 million for the second quarter of 2009.  The net loss available to common shareholders was $0.13 per diluted common share versus a net loss of $0.72 per diluted common share in the prior year quarter.  The current quarter’s results were a $928,000, or 20% improvement, over the first quarter of 2010 (“linked-quarter” basis).

For the six-months ended June 30, 2010, the company reported a net loss of $8.5 million, or $0.28 per diluted common share, as compared to a net loss of $62.8 million, or $2.79 per diluted common share, for the first six months of 2009. The 2009 results included a $33.7 million goodwill impairment charge recognized in the first quarter of 2009.

Financial Performance — Second Quarter 2010

•             The net loss available to common shareholders of $0.13 per diluted common share was a significant improvement from the net loss of $0.72 per diluted common share in the second quarter of 2009.  The net loss available to common shareholders was $0.15 for the first quarter of 2010.

•             The current quarter provision for loan and credit losses (Provision) marks the fourth consecutive decrease in quarterly Provision expense for the Company. Provision for the second quarter of 2010 decreased by $3.4 million, or 24%, on a linked-quarter basis, to $10.4 million from $13.8 million. The Provision for the second quarter of 2010 declined by $24.7 million, or 70%, from the second quarter of 2009 Provision of $35.1 million.

•             Second quarter results were negatively impacted by a $4.0 million net loss on securities, other assets and other real estate owned (OREO).  Nearly all of the loss was attributed to the valuation adjustment on one OREO property.

•             During the second quarter, the Company charged-off, net of recoveries, $14.4 million, as compared to $17.0 million in the first quarter of 2010, and $23.4 million during the second quarter of 2009.

•             The allowance for loan and credit losses (Allowance) was 4.04% of total loans at June 30, 2010, and covered nearly 110% of nonperforming loans (NPLs).

•             Nonperforming assets decreased during the second quarter to $92.9 million, or 3.78% of total assets, from $100.0 million or 4.13% of total assets at March 31, 2010.

•             The net interest margin decreased 13 basis points (0.13%) to 4.39% for the second quarter of 2010, from 4.52% in the first quarter of 2010, primarily due to lower yields on investment securities. The net interest margin was relatively stable with the reported margin for the second quarter of 2009 (4.38%).

•             Noninterest income improved significantly during the quarter to $9.8 million, as compared to $6.9 million during the prior quarter, a 41.7% increase.  Noninterest income was $8.0 million during the prior year quarter.

•             Total loans held for investment and sale (“Loans”) were $1.7 billion as of June 30, 2010. Loan run-off continued to decelerate, with a net decline of $39.8 million from the first quarter of 2010. By comparison, the average Loan decrease over the prior three quarters was $74.6 million per quarter. Loans were down $263.7 million, or 13.5%, from June 30, 2009.  During the current quarter, new credit relationships of $73.6 million were added and $78.0 million was advanced on existing lines.

•             Deposits and customer repurchase agreements (Customer Repos) increased by $34.6 million on a linked-quarter basis. Deposits and Customer Repos excluding wholesale brokered sources (Customer Funding) increased by $35.3 million on a linked-quarter basis. Year-over-year, Customer Funding increased by $305.7 million or 16.9%.

•             Total noninterest-bearing demand accounts represented 29.7% of total deposits as of June 30, 2010, compared to 27.0% as of the prior year quarter.

“I am pleased to see our operating fundamentals continue to improve,” said Chairman and CEO Steve Bangert. “Our performance is trending in a positive direction as we continue to see Provision expense decline, reported strong fee income during the quarter and enjoy a comparatively strong net interest margin.

“I feel really good about the franchise today.  We have proactively faced and addressed our credit issues, maintaining a substantial Allowance for loan losses.  We have a solid capital position, good revenue diversification and strong pre-tax, pre-provision earnings. But most importantly, we maintain a strong liquidity position and have built a very attractive, low-cost funding base.

“In the coming year, I am confident we will begin to see as many opportunities as challenges and continue growing our market share.”

Loans

Total Loans at June 30, 2010, were $1.7 billion, a decline of $39.8 million, or 2.3%, on a linked-quarter basis.  We continue to diligently pursue new credit relationships at a time when the number of quality borrowers remains low and competition among banks to earn the business is high. Overall, the Company has seen a deceleration in net loan run-off over the last several quarters. New credit relationships of $73.6 million were added during the quarter, an improvement over the first quarter of 2010 when $37.1 million in new credit was extended.  Advances on existing lines totaled $78.0 million during the current quarter, as compared to the $66.2 million drawn in the prior quarter. However, new and advanced loans were offset in part by paydowns and maturities of $175.3 million during the second quarter.  Paydowns and maturities totaled $139.9 million in the first quarter of 2010.  In addition, the Company charged-off, gross of recoveries, $16.1 million during the current quarter, as compared to $18.2 million during the first quarter of this year.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
$ in thousands	2010	2010	2009	2009	2009
Loans - Beginning Balance	$1,727,874	$1,782,686	$1,879,969	$1,951,775	$2,019,450
New Credit Extended	73,570	37,145	63,932	49,209	65,257
Credit Advanced	77,965	66,185	90,878	77,420	106,307
Paydowns & Maturities	(175,251)	(139,900)	(228,351)	(182,694)	(215,387)
Gross loan charge-offs	(16,130)	(18,242)	(23,742)	(15,741)	(23,852)
Loans - Ending Balance	$1,688,028	$1,727,874	$1,782,686	$1,879,969	$1,951,775

Net Change - Loans Oustanding	$(39,846)	$(54,812)	$(97,283)	$(71,806)	$(67,675)

While the Company experienced a contraction in Loans during the quarter, the  Commercial and Industrial (C&I) portfolio modestly increased by $4.6 million to $570.9 million, or 33.8% of the total portfolio at June 30, 2010, compared to $566.3 million or 32.8% at March 31, 2010, and $603.3 million or 30.9% a year earlier.  Commercial real estate accounted for 48.2% of total loans, with owner/occupied properties comprising 54.5% of this category. Our Land Acquisition and Development (A&D) portfolio continued to decline, and totaled $111.4 million or 6.6% of the overall portfolio at June 30, 2010, compared to $122.7 million, or 7.1% at March 31, 2010.  Over the past year management has focused on reducing the A&D portfolio by proactively working with customers and taking aggressive steps in provisioning for and charging-off problem credits.  As a result, the A&D portfolio was reduced by $71.9 million, or 39.2%, since June 30, 2009.  Construction loans account for $99.5 million or 5.9% of the portfolio at June 30, 2010, compared to $116.7 million or 6.8% at March 31, 2010, and $171.7 million or 8.8% a year earlier.

Investment Securities

The Company had investment securities available for sale with a carrying value of $532.0 million at June 30, 2010, a $1.9 million increase from the prior quarter. The portfolio consists primarily of mortgage-backed securities (MBS), the overwhelming majority of which are backed by U.S. government agencies. These securities had a book value of $307.3 million and a market value of $321.5 million. The remaining MBS are non-agency, private-label securities with a net book value of $4.7 million and a market value of $2.2 million. The portfolio does not contain any collateralized debt obligations (CDOs) or securities backed by sub-prime mortgage loans. At June 30, 2010, the Company had agency debentures with a book value of $114.7 million and a market value of $115.5 million.  Agency debentures increased $42.6 million compared to the prior linked-quarter, as paydowns on the MBS portfolio were reinvested in agency debentures.  Investments also include single-issuer trust preferred securities, corporate debt securities and municipal bonds with a book value of $91.1 million and a fair value of $92.9 million. All trust preferred securities in the Company’s portfolio continue to pay dividends.

The Company recognized a $0.2 million Other Than Temporary Impairment (OTTI) valuation loss during the second quarter of 2010 on two investment securities.

Deposits and Customer Repo Balances

Deposit and Customer Repo balances ended the period at $2.1 billion, an increase of $34.6 million on a linked-quarter basis, and $240.5 million or 12.8% from the same period in 2009. Customer Funding increased by $35.3 million on a linked-quarter basis and grew by $305.7 million since the year earlier period, or 16.9%. The strong growth in core deposits is the result of a consistent, focused marketing effort by our business development officers, as well as our current customers maintaining more liquidity on their balance sheets. While loan growth continues to be a challenge, the bank is gaining market share by attracting and building depository relationships. These depository relationships will serve as an embedded base of potential future loan growth when the economy improves and strengthens.

Total noninterest-bearing demand accounts represented 29.7% of total deposits as of June 30, 2010, and have been at or above 27.0% since the fourth quarter of 2008.

As a result of the Company’s favorable funding mix, the average cost of total deposits has decreased to 67 basis points (0.67%) for the second quarter.

Weakened loan demand coupled with strong deposit generation has resulted in an improved liquidity position. As of June 30, 2010, total Loans to Customer Funding was 79.7% compared to 107.7% at the year earlier period. Brokered deposits from wholesale sources amounted to only $698,000, and the Company had no other short-term borrowings outstanding as of June 30, 2010.

Allowance for Loan and Credit Losses and Credit Quality

Nonperforming assets (NPAs) decreased by $7.1 million during the quarter to $92.9 million at June 30, 2010.  Total nonperforming loans decreased to $62.0 million as of June 30, 2010, from $71.1 million at March 31, 2010. NPLs to total Loans decreased to 3.67% at the end of the current quarter, from 4.11% as of the end of the previous quarter. Other real estate owned acquired through foreclosure, and other foreclosed assets increased $2.0 million to $30.9 million at quarter end.

Approximately 60.9% of NPLs are within the Colorado portfolio and 39.1% in Arizona. Construction and A&D loans continue to exhibit the greatest weakness with 8.3% and 15.0%, respectively, of total loans in their category on nonperforming status. Nonperforming C&I loans decreased to $10.7 million or 1.9% of the category total from $19.1 million or 3.38% at March 31, 2010. Nonperforming Real Estate loans increased by $8.7 million from the first quarter, to 3.1% of loans in that category.

Of the $30.9 million of OREO, $14.2 million, or 45.8%, is located in Colorado and $16.7 million, or 54.2%, is located in Arizona. During the second quarter of 2010, the Company recognized a $3.7 million valuation adjustment on its single largest OREO property. The property, located in Colorado, was written down to an $8.0 million carrying value as of June 30, 2010.  Overall, the Company holds 23 OREO properties in Arizona, with an average carrying value of $728,000, the largest being $1.9 million. In Colorado, the Company has seven properties (including the aforementioned $8.0 million project), with an average carrying value of $2.0 million ($1.0 million excluding the $8.0 project).

Provision for loan and credit loss for the quarter totaled $10.4 million, a decline of $24.7 million or 70.2% less than in the year-earlier period and $3.4 million, or 24.4%, less than the prior quarter. The Company charged-off (net of recoveries) $14.4 million in the second quarter of 2010 compared to $17.0 million in the prior quarter and $23.4 million during the year-earlier period. The Allowance decreased $3.9 million to $68.0 million at June 30, 2010, from $71.9 million at March 31, 2010. The Company’s Allowance to total loans held for investment declined to 4.04% from 4.17% as of March 31, 2010. The Allowance was approximately 110% of NPLs at June 30, 2010.

Shareholders’ Equity

As of June 30, 2010, total Shareholders’ Equity was $218.2 million. The Company’s total tangible shareholders’ equity was $213.8 million. The tangible shareholders’ equity to tangible assets ratio was 8.7% and the tangible common equity ratio was 6.2% at the end of the second quarter of 2010.  (See the accompanying Reconciliation of Non-GAAP Measures to GAAP for the tangible equity and related ratios).

Net Interest Income and Margin

Net interest income for the second quarter of 2010 decreased by $0.6 million on a tax equivalent basis, to $24.3 million from the prior linked-quarter.  Net interest income on a tax equivalent basis for the second quarter of 2009 was $26.4 million.  The second quarter 2010 net interest margin (NIM) of 4.39% decreased by 13 basis points from the prior linked-quarter but was relatively flat with the second quarter of 2009.  However, for the first six months of 2010, the NIM was 4.45%, or 7 basis points higher than the same period in 2009.

Average earning assets decreased $13.6 million on a linked-quarter basis as a result of a $25.2 million decrease in average net loans, offset by an $8.2 million increase in federal funds sold and interest bearing deposits.  Average investment securities increased $3.4 million on linked-quarter basis.  Yields on average earning assets decreased 14 basis points on a linked-quarter basis, primarily due to a 37 basis point decrease in the yield on investment securities.  Due to the low rate environment, paydowns on our higher yielding MBS have accelerated and have been replaced with lower yielding agency securities.

The rate paid on average interest-bearing deposits decreased by 13 basis points on a linked-quarter basis, but was offset by a 144 basis point increase on the rate paid on long-term debt.  The Company took advantage of the low interest rate environment and entered into interest rate swaps to obtain fixed interest rates on its junior subordinated debentures.  While the short-term impact caused a rise in interest expense, the Company has obtained attractive fixed rates on $70.0 million of long-term funding.

The decrease in average loans, investment paydowns, and excess liquidity (primarily held in cash deposits at the Federal Reserve) resulting from significant deposit growth coupled with lower loan demand contributed to the contraction of the NIM on a linked-quarter basis.

Noninterest Income

Noninterest income increased $2.9 million, or 41.7%, on a linked-quarter basis to $9.8 million for the second quarter of 2010.  Noninterest income was $8.0 million in the second quarter of 2009. As a percentage of total operating revenue, noninterest income increased to 28.8% for the second quarter of 2010 from 21.8% for the first quarter of 2010.  Noninterest income as a percentage of total operating revenues was 23.5% for the second quarter of 2009.

The noninterest income linked-quarter increase of $2.9 million in the second quarter is attributable primarily to an increase of $1.5 million in investment banking income, an increase of $0.7 million in income earned on private equity investments and a $0.4 million increase in insurance income.

Given the transactional nature of some of the Company’s noninterest income sources, quarterly noninterest income can be volatile and the timing of fee recognition difficult to predict.  Overall, the Company expects fee income in the second half of 2010 to be strong and an improvement over 2009 levels, but likely to be weighted to the fourth quarter.

Operating Expenses

Noninterest expense for the second quarter of 2010 increased to $29.5 million from $26.3 million for the first quarter of 2010.  Noninterest expense during the second quarter of 2009 was $24.3 million.  The Company’s efficiency ratio for the second quarter of 2010 was 76.5%, compared to 77.8% for the first quarter of 2010 and 66.5% for the second quarter of 2009.

The net loss on securities, other assets and OREO increased $2.6 million on a linked-quarter basis.  The increase was related to a $3.7 million valuation loss that was recognized on a large land acquisition and development OREO property, offset by decreases in other valuation adjustments.  Other operating expenses increased by $1.0 million on a linked-quarter basis due to a $0.6 million increase in loan and OREO workout costs and a $0.2 million increase in professional and accounting fees. The Company continues to realize higher loan and OREO related costs as it works to reduce the level of its nonperforming assets.

Year-over-year, quarterly noninterest expense increased $5.2 million due to OREO losses being  $2.4 million higher (as discussed above), a $1.6 million increase in salaries and benefits, and a $1.2 million increase in loan and OREO workout costs.  The $1.6 million increase in salaries and benefits was due to increases in base salaries and bonus expense. Overall, the Company’s full-time equivalent employees increased to 544 at the end of the second quarter of 2010 from 538 a year earlier. Base salaries have increased due to investments in the Company’s production personnel and nominal annual merit increases, while bonus expense can vary from period-to-period based on management’s projections of year-end payments.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, July 23, 2010, at 9:00 am MDT with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=70311 or by telephone at 877.493.9121, (conference ID # 84465093).

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where Management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.5 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

June 30, 2010

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
INCOME STATEMENT DATA
Interest income	$29,258	$32,841	$59,177	$66,375
Interest expense	5,085	6,615	10,251	13,570
NET INTEREST INCOME BEFORE PROVISION	24,173	26,226	48,926	52,805
Provision for loan losses	10,444	35,249	24,264	68,996
NET INTEREST INCOME (LOSS) AFTER PROVISION	13,729	(9,023)	24,662	(16,191)
Noninterest income	9,753	8,035	16,638	14,156
Noninterest expense	29,451	24,273	55,724	81,601
LOSS BEFORE INCOME TAXES	(5,969)	(25,261)	(14,424)	(83,636)
Benefit for income taxes	(2,721)	(9,740)	(6,157)	(20,668)
NET LOSS	(3,248)	(15,521)	(8,267)	(62,968)
Net (income) loss attributable to noncontrolling interest	(521)	(290)	(199)	208
NET LOSS AFTER NONCONTROLLING INTEREST	$(3,769)	$(15,811)	$(8,466)	$(62,760)

Preferred stock dividends	(940)	(932)	(1,878)	(1,862)
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(4,709)	$(16,743)	$(10,344)	$(64,622)

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$(0.13)	$(0.72)	$(0.28)	$(2.79)
DILUTED	$(0.13)	$(0.72)	$(0.28)	$(2.79)
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	36,527	23,194	36,502	23,184
DILUTED	36,527	23,194	36,502	23,184

EQUITY MEASURES
Common Shares Outstanding at Period End (in thousands)			36,824	23,460
Book Value Per Common Share			$4.24	$5.61
Tangible Book Value Per Common Share *			$4.12	$4.85
Tangible Common Equity to Tangible Assets *			6.18%	4.51%
Tangible Equity to Tangible Assets *			8.71%	6.95%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total Assets	$2,458,079	$2,540,833
Loans	1,687,839	1,949,590
Loans Held for Sale	189	2,185
Goodwill and Intangible Assets	4,440	17,708
Deposits	1,966,444	1,758,635
Subordinated Debentures	93,150	93,150
Common Shareholders’ Equity	156,087	131,518
Total Shareholders’ Equity	218,227	193,132
Interest-Earning Assets	2,252,129	2,344,099
Interest-Bearing Liabilities	1,628,165	1,848,425

BALANCE SHEET AVERAGES
Average Assets	$2,432,892	$2,619,124
Average Loans	1,741,238	2,018,810
Average Deposits	1,943,531	1,675,491
Average Subordinated Debentures	93,150	93,150
Average Shareholders’ Equity	228,110	229,580
Average Interest-Earning Assets	2,227,952	2,447,402
Average Interest-Bearing Liabilities	1,646,135	1,920,804

CoBiz Financial Inc.

June 30, 2010

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2010	2009	2010	2009

PROFITABILITY MEASURES
Net Interest Margin	4.39%	4.38%	4.45%	4.38%
Efficiency Ratio	76.04%	66.47%	76.88%	66.78%
Return on Average Assets	(0.62)%	(2.46)%	(0.70)%	(4.83)%
Return on Average Shareholders’ Equity	(6.70)%	(30.77)%	(7.48)%	(55.13)%
Noninterest Income as a Percentage of Operating Revenues	28.75%	23.45%	25.38%	21.14%

CREDIT QUALITY
Nonperforming Loans
Nonaccrual Loans			$60,914	$67,394
Loans 90 Days or More Past due and Accruing Interest			1,060	35
Total Nonperforming Loans			61,974	67,429
OREO & Repossessed Assets			30,912	26,461
Total Nonperforming Assets			$92,886	$93,890

Charge-offs			$(34,372)	$(37,094)
Recoveries			2,953	503
Net Charge-offs			$(31,419)	$(36,591)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			3.78%	3.70%
Nonperforming Loans to Total Loans			3.67%	3.45%
Nonperforming Loans and OREO to Total Loans and OREO			5.40%	4.75%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)			4.04%	3.87%
Allowance for Loan and Credit Losses to Nonperforming Loans			109.91%	111.99%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	% of Loans
Commercial	$7,395	$3,314	$10,709	$570,928	1.88%
Real Estate - mortgage	16,008	9,163	25,171	813,980	3.09%
Land Acquisition and Development	5,827	10,918	16,745	111,441	15.03%
Real Estate - construction	7,901	351	8,252	99,519	8.29%
Consumer	429	479	908	72,289	1.26%
Other Loans	189	—	189	19,871	0.95%
Other Real Estate Owned	14,160	16,752	30,912	30,912
NPAs	$51,909	$40,977	$92,886	$1,718,940	5.40%

Total Loans	$1,095,121	$592,907	$1,688,028
Total Loans and OREO	1,109,281	609,659	1,718,940
Nonperforming Loans to Total Loans	3.45%	4.09%	3.67%
Nonperforming Loans and OREO to Total Loans and OREO	4.68%	6.72%	5.40%

CoBiz Financial Inc.

June 30, 2010

(unaudited)

			Investment		Corporate
	Commercial	Investment	Advisory		Support and
(in thousands, except per share amounts)	Banking	Banking	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended June 30, 2010	$25,260	$2	$(18)	$(3)	$(1,068)	$24,173
Quarter ended March 31, 2010	25,471	1	(9)	(3)	(707)	24,753
Annualized quarterly growth	(3.3)%	401.1%	(401.1)%	—	(204.8)%	(9.4)%

Quarter ended June 30, 2009	$27,330	$1	$(3)	$(4)	$(1,098)	$26,226
Annual growth	(7.6)%	100.0%	(500.0)%	25.0%	2.7%	(7.8)%

Noninterest income
Quarter ended June 30, 2010	$2,343	$1,789	$1,457	$3,529	$635	$9,753
Quarter ended March 31, 2010	2,396	301	1,369	3,173	(354)	6,885
Annualized quarterly growth	(8.9)%	1,982.8%	25.8%	45.0%	1,120.6%	167.1%

Quarter ended June 30, 2009	$2,773	$399	$1,308	$2,795	$760	$8,035
Annual growth	(15.5)%	348.4%	11.4%	26.3%	(16.4)%	21.4%

Net income
Quarter ended June 30, 2010	$(1,205)	$326	$(272)	$40	$(2,658)	$(3,769)
Quarter ended March 31, 2010	(852)	(444)	(158)	(180)	(3,063)	(4,697)
Annualized quarterly growth	(166.2)%	695.6%	(289.4)%	490.2%	53.0%	79.2%

Quarter ended June 30, 2009	$(13,808)	$(376)	$(325)	$(202)	$(1,100)	$(15,811)
Annual growth	91.3%	186.7%	16.3%	119.8%	(141.6)%	76.2%

Earnings per share (diluted)
Quarter ended June 30, 2010	$(0.03)	$0.01	$(0.01)	$—	$(0.10)	$(0.13)
Quarter ended March 31, 2010	(0.02)	(0.01)	—	—	(0.12)	(0.15)
Annualized quarterly growth	(200.5)%	802.2%	—	—	66.8%	53.5%

Quarter ended June 30, 2009	$(0.60)	$(0.02)	$(0.01)	$(0.01)	$(0.08)	$(0.72)
Annual growth	95.0%	150.0%	—	100.0%	(25.0)%	81.9%

Total loans
At June 30, 2010						$1,688,028
At March 31, 2010						1,727,874
Annualized quarterly growth						(9.2)%

At June 30, 2009						$1,951,775
Annual growth						(13.5)%

Total deposits and customer repurchase agreements
At June 30, 2010						$2,118,067
At March 31, 2010						2,083,464
Annualized quarterly growth						6.7%

At June 30, 2009						$1,877,593
Annual growth						12.8%

CoBiz Financial Inc.

June 30, 2010

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2010	2010	2009	2009	2009

COMMERCIAL BANKING
Income Statement
Total interest income	$28,910	$29,556	$30,685	$31,901	$32,820
Total interest expense	3,650	4,085	5,015	5,497	5,490
Net interest income	25,260	25,471	25,670	26,404	27,330
Provision for loan losses	8,326	11,361	14,593	19,838	35,249
Net interest income (loss) after provision	16,934	14,110	11,077	6,566	(7,919)
Noninterest income	2,343	2,396	2,542	2,311	2,773
Noninterest expense	11,774	8,779	7,837	8,231	10,323
Impairment of goodwill	—	—	—	—	—
Income (loss) before income taxes	7,503	7,727	5,782	646	(15,469)
Provision (benefit) for income taxes	2,665	2,503	1,513	14	(4,768)
Net income (loss) before management fees and overhead allocations	$4,838	$5,224	$4,269	$632	$(10,701)
Management fees and overhead allocations, net of tax	6,043	6,076	5,781	5,219	3,107
Net income (loss)	$(1,205)	$(852)	$(1,512)	$(4,587)	$(13,808)

INVESTMENT BANKING
Income Statement
Total interest income	$2	$1	$1	$2	$1
Total interest expense	—	—	—	—	—
Net interest income	2	1	1	2	1
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	2	1	1	2	1
Noninterest income	1,789	301	175	476	399
Noninterest expense	1,179	976	999	1,154	955
Impairment of goodwill	—	—	—	3,049	—
Income (loss) before income taxes	612	(674)	(823)	(3,725)	(555)
Provision (benefit) for income taxes	245	(271)	(377)	(1,347)	(209)
Net income (loss) before management fees and overhead allocations	$367	$(403)	$(446)	$(2,378)	$(346)
Management fees and overhead allocations, net of tax	41	41	33	30	30
Net income (loss)	$326	$(444)	$(479)	$(2,408)	$(376)

INVESTMENT ADVISORY AND TRUST
Income Statement
Total interest income	$—	$—	$—	$—	$—
Total interest expense	18	9	7	6	3
Net interest income	(18)	(9)	(7)	(6)	(3)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(18)	(9)	(7)	(6)	(3)
Noninterest income	1,457	1,369	1,362	1,292	1,308
Noninterest expense	1,622	1,398	1,563	1,336	1,698
Impairment of goodwill	—	—	—	3,437	—
Income (loss) before income taxes	(183)	(38)	(208)	(3,487)	(393)
Provision (benefit) for income taxes	(77)	(15)	(107)	(794)	(152)
Net income (loss) before management fees and overhead allocations	$(106)	$(23)	$(101)	$(2,693)	$(241)
Management fees and overhead allocations, net of tax	166	135	99	87	84
Net income (loss)	$(272)	$(158)	$(200)	$(2,780)	$(325)

CoBiz Financial Inc.

June 30, 2010

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2010	2010	2009	2009	2009

INSURANCE
Income Statement
Total interest income	$—	$—	$—	$—	$—
Total interest expense	3	3	3	4	4
Net interest income	(3)	(3)	(3)	(4)	(4)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(3)	(3)	(3)	(4)	(4)
Noninterest income	3,529	3,173	2,580	3,019	2,795
Noninterest expense	3,243	3,255	2,748	2,961	2,966
Impairment of goodwill	—	—	—	5,977	—
Income (loss) before income taxes	283	(85)	(171)	(5,923)	(175)
Provision (benefit) for income taxes	115	(26)	(58)	(1,548)	(63)
Net income (loss) before management fees and overhead allocations	$168	$(59)	$(113)	$(4,375)	$(112)
Management fees and overhead allocations, net of tax	128	121	100	90	90
Net income (loss)	$40	$(180)	$(213)	$(4,465)	$(202)

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$346	$362	$287	$199	$20
Total interest expense	1,414	1,069	956	1,008	1,118
Net interest income	(1,068)	(707)	(669)	(809)	(1,098)
Provision for loan losses	2,118	2,459	1,964	424	—
Net interest income (loss) after provision	(3,186)	(3,166)	(2,633)	(1,233)	(1,098)
Noninterest income	635	(354)	(167)	(119)	760
Noninterest expense	11,633	11,865	10,696	9,821	8,331
Income (loss) before income taxes	(14,184)	(15,385)	(13,496)	(11,173)	(8,669)
Provision (benefit) for income taxes	(5,669)	(5,627)	(5,243)	(4,244)	(4,548)
Net income (loss) before management fees and overhead allocations	$(8,515)	$(9,758)	$(8,253)	$(6,929)	$(4,121)
Management fees and overhead allocations, net of tax	(6,378)	(6,373)	(6,013)	(5,426)	(3,311)
Net income (loss)	$(2,137)	$(3,385)	$(2,240)	$(1,503)	$(810)
Net (income) loss attributable to noncontrolling interest	(521)	322	106	—	(290)
Net income (loss) after noncontrolling interest	$(2,658)	$(3,063)	$(2,134)	$(1,503)	$(1,100)

CONSOLIDATED
Income Statement
Total interest income	$29,258	$29,919	$30,973	$32,102	$32,841
Total interest expense	5,085	5,166	5,981	6,515	6,615
Net interest income	24,173	24,753	24,992	25,587	26,226
Provision for loan losses	10,444	13,820	16,557	20,262	35,249
Net interest income (loss) after provision	13,729	10,933	8,435	5,325	(9,023)
Noninterest income	9,753	6,885	6,492	6,979	8,035
Noninterest expense	29,451	26,273	23,843	23,503	24,273
Impairment of goodwill	—	—	—	12,463	—
Income (loss) before income taxes	(5,969)	(8,455)	(8,916)	(23,662)	(25,261)
Provision (benefit) for income taxes	(2,721)	(3,436)	(4,272)	(7,919)	(9,740)
Net income (loss) before management fees and overhead allocations	$(3,248)	$(5,019)	$(4,644)	$(15,743)	$(15,521)
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$(3,248)	$(5,019)	$(4,644)	$(15,743)	$(15,521)
Net (income) loss attributable to noncontrolling interest	(521)	322	106	—	(290)
Net income (loss) after noncontrolling interest	$(3,769)	$(4,697)	$(4,538)	$(15,743)	$(15,811)

CoBiz Financial Inc.

June 30, 2010

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share amounts)	2010	2010	2009	2009	2009
Interest income	$29,258	$29,919	$30,973	$32,102	$32,841
Interest expense	5,085	5,166	5,981	6,515	6,615
Net interest income before provision	24,173	24,753	24,992	25,587	26,226
Provision for loan losses	10,444	13,820	16,557	20,262	35,249
Net interest income (loss) after provision	13,729	10,933	8,435	5,325	(9,023)
Noninterest income:
Deposit service charges	$1,269	$1,258	$1,212	$1,282	$1,248
Investment advisory and trust income	1,457	1,369	1,362	1,292	1,308
Insurance income	3,529	3,173	2,580	3,019	2,795
Investment banking income	1,789	301	175	476	399
Other income	1,709	784	1,163	910	2,285
Total noninterest income	9,753	6,885	6,492	6,979	8,035
Noninterest expense:
Salaries and employee benefits	$14,618	$14,947	$13,049	$13,350	$13,081
Stock-based compensation expense	437	419	410	313	411
Occupancy expenses, premises and equipment	3,412	3,434	3,333	3,320	3,288
Amortization of intangibles	160	161	167	169	169
Other operating expenses	6,776	5,889	5,261	5,426	5,632
Impairment of goodwill	—	—	—	12,463	—
Net loss on securities, other assets and OREO	4,048	1,423	1,623	925	1,692
Total noninterest expense	29,451	26,273	23,843	35,966	24,273
Net loss before income taxes	(5,969)	(8,455)	(8,916)	(23,662)	(25,261)
Benefit for income taxes	(2,721)	(3,436)	(4,272)	(7,919)	(9,740)
Net loss	(3,248)	(5,019)	(4,644)	(15,743)	(15,521)
Net (income) loss attributable to noncontrolling interest	(521)	322	106	—	(290)
Net loss after noncontrolling interest	$(3,769)	$(4,697)	$(4,538)	$(15,743)	$(15,811)

Preferred stock dividends	(940)	(938)	(936)	(935)	(932)
Net loss available to common shareholders	$(4,709)	$(5,635)	$(5,474)	$(16,678)	$(16,743)

Earnings (loss) per common share
Basic	$(0.13)	$(0.15)	$(0.15)	$(0.50)	$(0.72)
Diluted	$(0.13)	$(0.15)	$(0.15)	$(0.50)	$(0.72)

Weighted average shares outstanding (in thousands)
Basic	36,527	36,476	36,440	33,581	23,194
Diluted	36,527	36,476	36,440	33,581	23,194

PROFITABILITY MEASURES
Net Interest Margin	4.39%	4.52%	4.36%	4.40%	4.38%
Efficiency Ratio	76.04%	77.75%	70.34%	69.33%	66.47%
Return on Average Assets	(0.62)%	(0.78)%	(0.73)%	(2.48)%	(2.46)%
Return on Average Shareholders’ Equity	(6.70)%	(8.26)%	(7.67)%	(25.11)%	(30.77)%
Noninterest Income as a Percentage of Operating Revenues	28.75%	21.76%	20.62%	21.43%	23.45%

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$71,903	$75,116	$81,499	$75,256	$63,361
Provision for loan losses	10,444	13,820	16,557	20,262	35,249
Net charge-offs	(14,386)	(17,033)	(22,940)	(14,019)	(23,354)
Ending allowance for loan losses	$67,961	$71,903	$75,116	$81,499	$75,256

Beginning allowance for credit losses	$155	$155	$185	$259	$409
Provision for credit losses	—	—	(30)	(74)	(150)
Ending allowance for credit losses	$155	$155	$155	$185	$259

Total provision for loan and credit losses	$10,444	$13,820	$16,527	$20,188	$35,099

CoBiz Financial Inc.

June 30, 2010

(unaudited)

	At
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share amounts)	2010	2010	2009	2009	2009
PERIOD END BALANCES
Total Assets	$2,458,079	$2,421,040	$2,466,015	$2,537,665	$2,540,833
Loans	1,687,839	1,727,874	1,780,866	1,878,125	1,949,590
Loans Held for Sale	189	—	1,820	1,844	2,185
Goodwill and Intangible Assets	4,440	4,749	4,910	5,078	17,708
Deposits	1,966,444	1,940,520	1,968,833	1,933,418	1,758,635
Subordinated Debentures	93,150	93,150	93,150	93,150	93,150
Common Shareholders’ Equity	156,087	162,466	168,579	172,338	131,518
Total Shareholders’ Equity	218,227	224,471	230,451	234,080	193,132
Interest-Earning Assets	2,252,129	2,224,511	2,270,381	2,355,281	2,344,099
Interest-Bearing Liabilities	1,628,165	1,646,056	1,659,248	1,728,059	1,848,425

LOANS
Commercial	$570,928	$566,321	$559,612	$579,524	$603,278
Real estate - mortgage	813,980	832,918	832,123	859,329	892,488
Land Acquisition & Development	111,441	122,657	152,667	178,949	183,388
Real estate - construction	99,519	116,725	144,455	165,923	171,747
Consumer	72,289	72,198	76,103	82,021	85,385
Other	19,682	17,055	15,906	12,379	13,304
Gross loans	1,687,839	1,727,874	1,780,866	1,878,125	1,949,590
Less allowance for loan losses	(67,961)	(71,903)	(75,116)	(81,499)	(75,256)
Net loans held for investment	1,619,878	1,655,971	1,705,750	1,796,626	1,874,334
Loans held for sale	189	—	1,820	1,844	2,185
Total net loans	$1,620,067	$1,655,971	$1,707,570	$1,798,470	$1,876,519

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$728,336	$720,202	$708,445	$583,877	$524,622
Savings	9,568	10,780	10,552	9,952	9,432
Eurodollar	108,864	102,029	107,500	113,936	103,303
Certificates of deposits under $100,000	46,693	49,779	52,430	53,942	56,657
Certificates of deposits $100,000 and over	309,718	336,443	358,424	420,962	405,888
Reciprocal CDARS	179,515	186,900	178,382	191,211	117,408
Brokered deposits	698	1,397	10,332	35,367	65,972
Total interest-bearing deposits	1,383,392	1,407,530	1,426,065	1,409,247	1,283,282
Noninterest-bearing demand deposits	583,052	532,990	542,768	524,171	475,353
Customer repurchase agreements	151,623	142,944	139,794	125,662	118,958
Total deposits and customer repurchase agreements	$2,118,067	$2,083,464	$2,108,627	$2,059,080	$1,877,593

BALANCE SHEET AVERAGES
Average Assets	$2,434,743	$2,431,019	$2,472,318	$2,518,393	$2,580,448
Average Loans	1,728,237	1,754,384	1,836,782	1,920,384	2,012,342
Average Deposits	1,952,736	1,934,222	1,966,157	1,835,662	1,719,953
Average Subordinated Debentures	93,150	93,150	93,150	93,150	93,150
Average Shareholders’ Equity	225,504	230,745	234,844	248,781	206,127
Average Interest-Earning Assets	2,221,203	2,234,775	2,289,621	2,322,410	2,419,408
Average Interest-Bearing Liabilities	1,640,858	1,651,471	1,679,788	1,741,117	1,894,779

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$60,914	$69,003	$78,689	$71,785	$67,394
Loans 90 days or more past due and accruing interest	1,060	2,054	509	3,949	35
Total nonperforming loans	61,974	71,057	79,198	75,734	67,429
OREO and Repossessed Assets	30,912	28,951	25,318	22,452	26,461
Total nonperforming assets	$92,886	$100,008	$104,516	$98,186	$93,890

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	3.78%	4.13%	4.24%	3.87%	3.70%
Nonperforming Loans to Total Loans	3.67%	4.11%	4.44%	4.03%	3.45%
Nonperforming Loans and OREO to Total Loans and OREO	5.40%	5.69%	5.78%	5.16%	4.75%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)	4.04%	4.17%	4.23%	4.35%	3.87%
Allowance for Loan and Credit Losses to Nonperforming Loans	109.91%	101.41%	97.28%	107.86%	111.99%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	36,824	36,760	36,724	36,694	23,460
Book Value Per Common Share	$4.24	$4.42	$4.59	$4.70	$5.61
Tangible Book Value Per Common Share *	$4.12	$4.29	$4.46	$4.56	$4.85

Tangible Common Equity to Tangible Assets *	6.18%	6.53%	6.65%	6.60%	4.51%
Tangible Equity to Tangible Assets *	8.71%	9.09%	9.16%	9.04%	6.95%
Tier 1 Capital Ratio	**	13.43%	13.81%	13.95%	10.78%
Total Risk-Based Capital Ratio	**	15.77%	16.13%	16.25%	13.44%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

CoBiz Financial Inc.

June 30, 2010

(unaudited)

	For the three months ended,
	June 30, 2010			March 31, 2010			June 30, 2009
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$25,433	$43	0.67%	$17,204	$19	0.44%	$3,647	$21	2.28%
Investment securities	540,887	5,472	4.05%	537,517	5,933	4.42%	471,228	6,066	5.15%
Loans	1,728,237	23,855	5.46%	1,754,384	24,138	5.50%	2,012,342	26,937	5.30%
Allowance for loan losses	(73,354)			(74,330)			(67,809)
Total interest-earning assets	$2,221,203	$29,370	5.06%	$2,234,775	$30,090	5.20%	$2,419,408	$33,024	5.26%
Noninterest-earning assets
Other	213,540			196,244			161,040
Total assets	$2,434,743			$2,431,019			$2,580,448

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$733,826	$1,259	0.69%	$703,959	$1,330	0.77%	$516,489	$1,457	1.13%
Savings	9,769	7	0.29%	10,406	10	0.39%	9,221	11	0.48%
Eurodollar	103,447	264	1.01%	111,958	262	0.94%	98,314	327	1.32%
Certificates of deposit
Brokered	1,022	6	2.35%	5,616	30	2.17%	36,270	117	1.29%
Reciprocal	181,598	439	0.97%	174,013	506	1.18%	116,178	406	1.40%
Under $100,000	48,328	180	1.49%	51,204	214	1.69%	65,672	412	2.52%
$100,000 and over	326,490	1,128	1.39%	345,324	1,358	1.59%	417,936	2,274	2.18%
Total interest-bearing deposits	$1,404,480	$3,283	0.94%	$1,402,480	$3,710	1.07%	$1,260,080	$5,004	1.59%
Other borrowings
Securities sold under agreements to repurchase	139,383	296	0.84%	132,258	291	0.88%	119,308	259	0.86%
Other short-term borrowings	3,845	5	0.51%	23,583	16	0.27%	422,241	232	0.22%
Long-term debt	93,150	1,501	6.37%	93,150	1,149	4.93%	93,150	1,120	4.76%
Total interest-bearing liabilities	$1,640,858	$5,085	1.24%	$1,651,471	$5,166	1.26%	$1,894,779	$6,615	1.39%
Noninterest-bearing demand accounts	548,256			531,742			459,873
Total deposits and interest-bearing liabilities	2,189,114			2,183,213			2,354,652
Other noninterest-bearing liabilities	19,297			15,935			17,990
Total liabilities	2,208,411			2,199,148			2,372,642
Total equity	226,332			231,871			207,806
Total liabilities and equity	$2,434,743			$2,431,019			$2,580,448
Net interest income - taxable equivalent		$24,285			$24,924			$26,409
Net interest spread			3.83%			3.94%			3.87%
Net interest margin			4.39%			4.52%			4.38%
Ratio of average interest-earning assets to average interest-bearing liabilities	135.37%			135.32%			127.69%

CoBiz Financial Inc.

June 30, 2010

(unaudited)

	For the six months ended June 30,
	2010			2009
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$21,341	$62	0.58%	$4,559	$48	2.09%
Investment securities	539,212	11,405	4.23%	480,367	12,419	5.17%
Loans	1,741,238	47,993	5.48%	2,018,810	54,279	5.35%
Allowance for loan losses	(73,839)			(56,334)
Total interest-earning assets	$2,227,952	$59,460	5.13%	$2,447,402	$66,746	5.31%
Noninterest-earning assets
Other	204,940			171,722
Total assets	$2,432,892			$2,619,124

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$718,975	$2,589	0.73%	$525,854	$2,997	1.15%
Savings	10,086	17	0.34%	9,738	23	0.48%
Eurodollar	107,679	526	0.97%	97,692	638	1.30%
Certificates of deposit
Brokered	3,305	36	2.20%	33,573	186	1.12%
Reciprocal	177,828	945	1.07%	108,982	772	1.43%
Under $100,000	49,758	394	1.60%	67,846	944	2.81%
$100,000 and over	335,855	2,486	1.49%	381,871	4,381	2.31%
Total interest-bearing deposits	$1,403,486	$6,993	1.00%	$1,225,556	$9,941	1.63%
Other borrowings
Securities sold under agreements to repurchase	135,840	587	0.86%	121,552	531	0.87%
Other short-term borrowings	13,659	21	0.31%	480,546	738	0.31%
Long-term debt	93,150	2,650	5.66%	93,150	2,360	5.04%
Total interest-bearing liabilities	$1,646,135	$10,251	1.25%	$1,920,804	$13,570	1.42%
Noninterest-bearing demand accounts	540,045			449,935
Total deposits and interest-bearing liabilities	2,186,180			2,370,739
Other noninterest-bearing liabilities	17,626			17,952
Total liabilities	2,203,806			2,388,691
Total equity	229,086			230,433
Total liabilities and equity	$2,432,892			$2,619,124
Net interest income - taxable equivalent		$49,209			$53,176
Net interest spread			3.88%			3.89%
Net interest margin			4.45%			4.38%
Ratio of average interest-earning assets to average interest-bearing liabilities	135.34%			127.42%

CoBiz Financial Inc.

June 30, 2010

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity and tangible assets.  These items have been adjusted to exclude goodwill, intangible assets and preferred stock.

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Shareholders’ equity as reported - GAAP	$218,227	$224,471	$230,451	$234,080	$193,132
Goodwill and intangible assets	(4,440)	(4,749)	(4,910)	(5,078)	(17,708)

Tangible equity - Non-GAAP	213,787	219,722	225,541	229,002	175,424
Preferred stock	(62,140)	(62,005)	(61,872)	(61,742)	(61,614)

Tangible common equity - Non-GAAP	$151,647	$157,717	$163,669	$167,260	$113,810

Total assets as reported - GAAP	$2,458,079	$2,421,040	$2,466,015	$2,537,665	$2,540,833
Goodwill and intangible assets	(4,440)	(4,749)	(4,910)	(5,078)	(17,708)

Total tangible assets - Non-GAAP	$2,453,639	$2,416,291	$2,461,105	$2,532,587	$2,523,125

Common shares outstanding	36,824	36,760	36,724	36,694	23,460

Tangible common equity to tangible assets - Non-GAAP	6.18%	6.53%	6.65%	6.60%	4.51%
Tangible equity to tangible assets - Non-GAAP	8.71%	9.09%	9.16%	9.04%	6.95%
Tangible book value per common share - Non-GAAP	$4.12	$4.29	$4.46	$4.56	$4.85